Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 11, 2026, with respect to the consolidated financial statements of Forward Air Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Kansas City, Missouri
June 25, 2026